UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 21, 2019

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2019, Frank’s International N.V. (the “Company”) adopted the Franks International N.V. U.S. Executive Retention and Severance Plan (the “Severance Plan”). The Severance Plan provides benefits to participating executives upon a qualifying termination of employment. The participants in the Severance Plan are members of management and highly compensated employees of Frank’s International, LLC (the “Employer”), who have been designated in writing by the Compensation Committee of the Board of Supervisory Directors of the Company.

Under the Severance Plan, participants are entitled to receive certain severance benefits upon a qualifying termination of employment which includes (i) termination by the Employer other than for “Cause,” and does not include any termination as a result of a participant’s disability or death, or (ii) termination by the participant for “Good Reason” (each as defined in the Severance Plan), subject to the participant’s execution and nonrevocation of a release of claims in favor of the Company and Employer. The severance benefits include:

•

a cash severance payment equal to the participant’s annual base salary, to be paid in 10 equal consecutive monthly installments payable on the last business day of each of the 10 calendar months following the date that is 60 days following the participant’s termination of employment and execution of a release of claims;

•	a lump sum cash payment equal to $12,500 to cover health care coverage continuation to be paid within 60 days of the participant’s termination of employment; and

•	reimbursement of up to $7,500 for outplacement assistance.

Upon termination, each participant’s existing equity awards shall be governed and controlled by the agreements providing for such equity.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: January 23, 2019	By:	/s/ JOHN SYMINGTON
Name: John Symington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer